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                                                                    Exhibit 99.3


                               REQUEST FOR WAIVER

                          MACK-CALI REALTY CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


TO:        Mack-Cali Realty Corporation
           11 Commerce Drive
           Cranford, NJ 07016

                                          DATED________________________

TELEPHONE:  (908) 272-8000
FAX NUMBER:  (908) 272-6755

      This form is to be used only by participants in the Mack-Cali Realty Corporation Dividend Reinvestment and Stock Purchase Plan who are requesting authorization from Mack-Cali Realty Corporation to make an optional cash payment under the Plan in excess of the $5,000.00 monthly maximum limit.

      A new form must be completed each month the Participant wishes to make an optional cash payment in excess of the $5,000.00 monthly maximum limit. This form will not be accepted by Mack-Cali Realty Corporation unless it is completed in its entirety.

      The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form;
(ii) the Participant has received a current copy of the Prospectus relating to the Plan; (iii) the optional cash payment is being made by and on behalf of the Participant for its own account; and (iv) the Participant shall submit a copy of this Request for Waiver (approved by Mack-Cali Realty Corporation) to EquiServe, L.P. via facsimile number 1-201-222-4758, at the same time an Authorization Form and the optional cash payments are submitted by the Participant.

      Shares acquired through the Plan will be held in an account with EquiServe, L.P., as Plan Administrator. Participants wishing delivery of shares could contact EquiServe, L.P. at 1-201-222-4608.

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Participant's Signature                      Social Security Number(s)      Date

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Participant's Signature                      Address

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Print name as it appears on share certificate  City       State              Zip

Optional Cash Payment Amount Requested
                                              ----------------------------------
                                              Phone Number
$
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                                              Facsimile Number